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                                                                   Exhibit 10.40
[LOGO](TM)
E X O D U S(R)

Exodus Communications, Inc.
2831 Mission College Boulevard
Santa Clara, CA 95054-1838
408-346-2200

April 11,200l

Richard H. Mattern, Jr.
20460 Montalvo Heights Drive
Saratoga, CA. 95070

Dear Richard:

I am pleased to extend to you an offer as an EVP, Business Development and Strategic Planning, reporting to Ellen Hancock. Your initial base salary will be $20,000 per month, which is equivalent to $240,000 per year. You will be eligible to participate in the Executive Incentive bonus program with a target incentive at 50% of base salary. You also will be eligible to participate in our health and dental Insurance, 401K, employee stock purchase plan and other employee benefits established by the Company.

This offer includes a one-time hire bonus of $70,000. This bonus is payable after the completion of 90 days of employment and shall be repaid to Exodus should you voluntarily terminate employment with Exodus within one year of your start date.

We will recommend that you be granted options to purchase up to 200,000 shares of Exodus Communications, Inc. common stock. The options, if approved, customarily are granted on the first trading day of the month following your date of hire. The exercise price will be the closing price of the common stock on the date of your grant. The options have a vesting period of 36-months beginning on your date of hire. Six months of continuous employment is required before you vest. At the conclusion of six months from your employment date you will be 16% vested. You will then vest at a rate of 2.8% per month of completed service until your grant is fully vested.

As an employee of Exodus Communications, Inc., you will have access to certain Company confidential information and you may, during the course of your employment, develop certain information or inventions, which will become the property of Exodus. You will need to sign the attached "Employee Invention Assignment and Confidentiality Agreement" and "Procedures and Guidelines Governing Securities Trades by Company Personnel" as conditions of your employment. We wish to impress upon you that we do not wish you to bring with you any confidential or proprietary material of any former employer or to violate any other obligation to your former employers. Also, you represent that you are not subject to any restrictions that prevent you from working for Exodus.
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[LOGO](TM)
E X O D U S(R)

Exodus Communications, Inc.
2831 Mission College Boulevard
Santa Clara, CA 95054-1838
408-346-2200

    Your employment is conditioned upon you passing our background investigation and providing verification of your eligibility for employment in the U.S., which meets the requirements of the U.S. Department of Justice.

    You will be an at-will employee, which means the employment relationship is voluntarily entered into by mutual consent of the employee and employer, is not for a specified period of time and can be terminated by either the employee or the Company for any reason or at any time, with or without cause.

    We look forward to your becoming a part of the Exodus Team. Please confirm your acceptance of this offer at the earliest possible date. Also, please fax a copy of your signed offer letter (both pages) and the two attachments to Kaaren Yarborough, Human Resources at (408) 878-7686 (confidential fax #) and keep the originals for your records. This offer expires seven days after the issue date.

    Your signature will acknowledge that you have read, understood and agreed to the terms and conditions of this offer.

    Sincerely,

    /s/ Grace de Latour
    Grace de Latour
    SVP, Human Resources

    I HAVE READ AND I UNDERSTAND THE TERMS OF THE OFFER SET OUT ABOVE. AS INDICATED BY MY SIGNATURE BELOW, I ACCEPT THE OFFER AS OUTLINED ABOVE. NO FURTHER COMMITMENTS WERE MADE TO ME AS A CONDITION OF EMPLOYMENT.

    /s/ Richard H. Mattern, Jr. 4/12/2001 Specify "Monday" start date: 4/23/2001
    --------------------------- ---------                              ---------
    Richard H. Mattern, Jr.     Date     (Pending background clearance)